UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.    Termination of a Material Contract.

Internalization of Distressed Residential Loan Strategy

On August 2, 2018, New York Mortgage Trust, Inc. (the “Company”) announced that it had begun the process to internalize the management of its distressed residential loan strategy as part of an effort to expand its capabilities in self managing, sourcing and creating single family residential credit assets. The Company has recently hired ten investment professionals to build and expand its single family residential credit asset platform. The Company expects that the single family residential credit team will ultimately be comprised of 15 to 20 professionals in total. The Company believes the internalization of the management of the distressed residential loans, as well as expanded capabilities in sourcing and originating will strengthen the Company’s ability to capitalize on future credit investment opportunities.

In connection with the internalization, the Company also announced it provided Headlands Asset Management, LLC (“Headlands”) with written notice on August 2, 2018 (the “Notice”) that it will not renew its management agreement with Headlands (the “Management Agreement”) at the end of the current term, which is set to expire on June 30, 2019. Headlands has provided investment management services to the Company with respect to its investments in distressed residential loans since 2010. Pursuant to the terms of the Management Agreement, Headlands will continue to manage the loans sourced by it and currently owned by the Company (the “Headlands Loans”) and will be entitled to continue to receive a base management fee, incentive fees (to the extent earned) and certain ancillary fees on such assets until such assets have been liquidated. In addition, in accordance with the Management Agreement, Headlands has an exclusive right of first refusal on an ongoing basis to purchase or arrange for purchase any of the Headlands Loans. As of June 30, 2018, Headlands managed approximately $404.4 million of assets and approximately $218.1 million of equity under the terms of the Management Agreement.

A copy of the Notice is filed as Exhibit 99.1 hereto and incorporated by reference herein. A copy of the Management Agreement is filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 3, 2016 and is incorporated by reference herein.

Item 2.02.    Results of Operations and Financial Condition.

The information contained in this item (including Exhibit 99.2 attached hereto) is being furnished by the Company pursuant to Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and Item 2.02 of Form 8-K, insofar as it discloses historical information regarding the Company’s results of operations or financial condition for the three and six months ended June 30, 2018.

On August 2, 2018, the Company issued a press release announcing its financial results for the three and six months ended June 30, 2018. A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this item (including Exhibit 99.2 attached hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.    Regulation FD Disclosure.

The disclosure contained in Item 2.02 is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

10.1
Investment Management Agreement, by and between NYMT Loan Financing, LLC and Headlands Asset Management, LLC, dated as of November 2, 2016 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 3, 2016).

99.1	Notice of Non-Renewal of Management Agreement, from NYMT Loan Financing, LLC to Headlands Asset Management, LLC, dated as of August 2, 2018*
99.2	Press release dated as of August 2, 2018**

*    Filed herewith
**    Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: August 2, 2018	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1
Investment Management Agreement, by and between NYMT Loan Financing, LLC and Headlands Asset Management, LLC, dated as of November 2, 2016 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 3, 2016).

99.1	Notice of Non-Renewal of Management Agreement, from NYMT Loan Financing, LLC to Headlands Asset Management, LLC, dated as of August 2, 2018*
99.2	Press release dated as of August 2, 2018**

*	Filed herewith

**	Furnished herewith